   As filed with the Securities and Exchange Commission on October 18, 1995
                                                    Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                            ALPHA INDUSTRIES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

            DELAWARE                                      04-2302115
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801
           ---------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                            ALPHA INDUSTRIES, INC.
        1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
        ---------------------------------------------------------------
                           (Full title of the plan)

                         MR. MARTIN J. REID, PRESIDENT
                            ALPHA INDUSTRIES, INC.
                  20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801
                  -------------------------------------------
                    (Name and address of agent for service)

                                (617) 935-5150
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
       Title of
      Securities                 Amount         Proposed Maxi-     Proposed Maxi-      Amount of
        to be                    to be          mum Offering       mum Aggregate       Registra-
     Registered               Registered      Price Per Share(1)  Offering Price(1)    tion Fee
------------------------------------------------------------------------------------------------------
Common Stock,
$.25 par value                50,000(2)            $16.31            $815,500           $281.21

Rights to
Purchase Com-
mon Stock(3)                  50,000(2)              0(4)               0(4)               0(4)

Total Registration                                                                      $281.21
Fee
                                       (footnotes on next page)
======================================================================================================

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on October 17, 1995, as reported by the American Stock Exchange, Inc.

     (2) Such presently indeterminable number of additional shares of Common Stock and Rights (see below) are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

     (3) On November 20, 1986, the Board of Directors of the Company declared a dividend distribution of one right (the "Rights") for each outstanding share of Common Stock. The 50,000 Rights registered hereby consist of 50,000 Rights which may be issued with shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

     (4) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
          -----------------------------------------------

     The following documents are hereby incorporated by reference into this Registration Statement.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 2, 1995.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-7, Registration No. 2-67752, and the description of the Company's Rights to purchase Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to the 1934 Act on November 28, 1986 and Current Reports on Form 8-K dated July 3, 1990 and October 18, 1990, including any amendment or report filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     The legality of the Common Stock and Rights to be issued upon exercise of the options granted or to be granted under the 1994 Non-Qualified Stock Option Plan for Non-Employee Directors will be passed upon for the Company by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111. Donald E. Paulson, Secretary of the Company, is a member of Brown, Rudnick, Freed & Gesmer. Mr. Paulson and other members and associates of such firm own a nominal number of shares of Common Stock of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145") authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in civil suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, as determined in accordance with the Delaware General Corporation Law.
Section 145 requires indemnification if the party in question is successful on the merits or otherwise. With respect to derivative suits, a person may not be indemnified if she or he has been adjudged to be liable to the corporation, unless a court determines that such person is entitled to indemnification.

     Section 145 permits the advancement of advances upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such parties are not entitled to be indemnified.

     As permitted under Section 145, the Company's Certificate of Incorporation, as amended, and By-Laws, as amended, authorize the Company to indemnify directors and officers against "Expenses" incurred in connection with the defense or disposition of any "Proceeding" by or in the name of the Company or any stockholder if the director or officer acted in good faith, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that the Company may not indemnify a director or officer with respect to any matters as to which such director or officer has been adjudicated liable for negligence or misconduct in the performance of his duty to the Company, unless, and only to the extent that, the court deciding the action determines that such a director or officer is entitled to indemnification. The term "Expenses" is defined in the Company's By-Laws as liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromises or as fines or penalties, and expenses, including reasonable attorneys' and accounting fees. "Proceeding" is defined to include any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and any claim which could be the subject of such proceeding.

     The Company's Certificate of Incorporation, as amended, also provides that a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Except as set forth in the foregoing sentence, however, no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          --------

          (4) Instruments defining the rights of security holders, including indentures.

                (a) Specimen Certificate of Common Stock (Filed as Exhibit 4(a) to Registration Statement on Form S-1 (Registration No. 2-25197)).*

                (b) Composite Certificate of Incorporation dated May 26, 1966 as amended March 21, 1967 and October 27, 1967 (Filed as Exhibits 3(a), (b) and (c) to Registrant's Registration Statement on Form S-1 (Registration No. 2-27685))*, October 6, 1978 (Filed as Exhibit A to Proxy Statement dated July 27, 1978)*, October 22, 1979 (Filed as Exhibit
                      (a)(3)(3) to Annual Report on Form 10-K for fiscal year ended March 31, 1981)*, September 30, 1981 (Filed as
                      Exhibit 20(b) to Quarterly Report on Form 10-Q for quarter ended September 30, 1981)*, February 8, 1983 (Filed as
                      Exhibit 19(a) to Quarterly Report on Form 10-Q for quarter ended December 31, 1983)*, December 3, 1985 (Filed as
                      Exhibit 3(a) to Annual Report on Form 10-K for the year ended March 31, 1986)* and October 20, 1986 (Filed as
                      Exhibit 3(a) to Annual Report on Form 10-K for the year ended March 31, 1987)*.

                (c) Amended and Restated By-Laws of the Registrant dated April 30, 1992 (Filed as Exhibit 3(b) to the Annual Report on Form 10-K for the year ended March 29, 1992)*.

___________________

    *Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                (d) Amended and Restated Rights Agreement dated as of November 24, 1986, as amended and restated July 3, 1990 and as further amended September 9, 1990 and September 24, 1990, between Registrant and The First National Bank of Boston, as Rights Agent (the July 3, 1990 restatement and the September 9, 1990 and September 24, 1990 amendments were filed as Exhibit 4 to the Current Report on Form 8-K dated July 3, 1990 and Exhibits 4(a) and 4(b) to the Current Report on Form 8-K dated September 18, 1990, respectively).*

          (5)   Opinion regarding legality.

                (a)   Legal Opinion of Brown, Rudnick, Freed & Gesmer.

     (23) Consent of experts and counsel

                (a)   Consent of Independent Auditors.

                (b) Consent of Brown, Rudnick, Freed & Gesmer is contained within their legal opinion filed as Exhibit (5)(a) hereof.

     (24) Power of Attorney

     (99) The Registrant's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

ITEM 9.   UNDERTAKINGS.
          ------------

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

___________________

    *Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---- ----

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6-- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                                THE REGISTRANT
                                --------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Woburn, Commonwealth of Massachusetts on the 17th day of October, 1995.

                                 Alpha Industries, Inc.
                                  (Registrant)

                                 BY:  /s/Martin J. Reid
                                      -----------------
                                      Martin J. Reid, President and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                 Title                               Date
      ---------                 -----                               ----
/s/George S. Kariotis           Director                            October 17, 1995
--------------------------
George S. Kariotis

/s/Arthur Pappas                Director                            October 17, 1995
--------------------------
Arthur Pappas

/s/Martin J. Reid               Director, President and Chief       October 17, 1995
--------------------------
Martin J. Reid                  Executive Officer (Principal
                                Executive Officer)

/s/Raymond Shamie               Director                            October 17, 1995
--------------------------
Raymond Shamie

/s/Sidney Topol                 Director                            October 17, 1995
--------------------------
Sidney Topol

/s/David Aldrich                Senior Vice President and Chief     October 17, 1995
--------------------------
David Aldrich                   Financial Officer (Principal
                                Financial Officer)

/s/Paul E. Vincent              Controller (Principal               October 17, 1995
--------------------------
Paul E. Vincent                 Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT NO.                                                             PAGE NO.
-----------                                                             -------
    (4)      Instruments defining the rights of security holders,
             including indentures.

                   (a) Specimen Certificate of Common Stock (Filed as Exhibit 4(a) to Registration Statement on
                        Form S-1 (Registration No. 2-25197)).*

                   (b)  Composite Certificate of Incorporation dated
                        May 26, 1966 as amended March 21, 1967 and
                        October 27, 1967 (Filed as Exhibits 3(a), (b) and (c) to Registrant's Registration Statement on Form S-1 (Registration No. 2-27685))*,
                        October 6, 1978 (Filed as Exhibit A to Proxy
                        Statement dated July 27, 1978)*, October 22,
                        1979 (Filed as Exhibit (a)(3)(3) to Annual
                        Report on Form 10-K for fiscal year ended
                        March 31, 1981)*, September 30, 1981 (Filed as Exhibit 20(b) to Quarterly Report on Form
                        10-Q for quarter ended September 30, 1981)*,
                        February 8, 1983 (Filed as Exhibit 19(a) to
                        Quarterly Report on Form 10-Q for quarter ended December 31, 1983)*, December 3, 1985
                        (Filed as Exhibit 3(a) to Annual Report on
                        Form 10-K for the year ended March 31, 1986)* and October 20, 1986 (Filed as Exhibit 3(a) to Annual Report on Form 10-K for the year ended March 31, 1987)*.

                   (c) Amended and Restated By-Laws of the Registrant dated April 30, 1992 (Filed as Exhibit 3(b) to the Annual Report on Form 10-K for the year ended March 29, 1992)*.

                   (d) Amended and Restated Rights Agreement dated as of November 24, 1986, as amended and restated
                        July 3, 1990 and as further amended September
                        9, 1990 and September 24, 1990, between
                        Registrant and The First National Bank of
                        Boston, as Rights Agent (the July 3, 1990 restatement and the September 9, 1990 and September 24, 1990 amendments were filed as
                        Exhibit 4 to the Current Report on Form 8-K dated July 3, 1990 and Exhibits 4(a) and 4(b) to the Current Report on Form 8-K dated
                        September 18, 1990, respectively).*

    (5)      Opinion regarding legality.

                   (a)  Legal Opinion of Brown, Rudnick, Freed &
                        Gesmer.

___________________

   *Not filed herewith. In accordance with Rule 411 pomulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

(23)  Consent of experts and counsel

                   (a)  Consent of Independent Auditors.

                   (b) Consent of Brown, Rudnick, Freed & Gesmer is contained within their legal opinion filed as Exhibit (5)(a) hereof.

    (24)  Power of Attorney

    (99) The Registrant's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

___________________

*Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.